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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58347, 333-57515,
333-57517, 333-57519, 333-83511, 333-34764, 333-49280, 333-57866, 333-57868,
333-91582, 333-91736, 333-105065 and 333-108461), and Form S-3 (Nos. 33-14071,
33-55425, 333-22355, 333-49455, 333-68847, 333-74075, 333-34760, 333-86874 and
333-101455) and on Form S-4 (No. 333-82049) of our report dated February 5, 2004 relating to the financial statements, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 5, 2004 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 4, 2004